Exhibit 10.34

Amendment No. 1

Neolync Holdings Simple Agreement for Future Equity

This Amendment No. 1, dated as of March 9, 2026 (the “Effective Date”), is by and between Neolync Holdings Ltd or its registered assigns (the “Investor”) and Exyn Technologies, Inc. (the “Company”), with respect to that certain Simple Agreement for Future Equity by and between Investor and Company dated on or about April 5, 2025, in the Original Principal Amount of $1,500,000 (the “SAFE”).

In this Amendment No. 1 the Investor and Company, for good and valuable consideration, which is hereby acknowledged, wish to extend the termination date under Section 1(e)(ii) of the SAFE for an additional one hundred eighty (180) days until June 30, 2026.

Other than this change to the termination date, all other terms and conditions of the SAFE shall remain intact and in full force and effect.

IN WITNESS WHEREOF, the Investor and Company have agreed to this Amendment No. 1 as of the Effective Date set out above.

EXYN TECHNOLOGIES, INC.

By:	/s/ Brandon Torres Declet
	Name:	Brandon Torres Declet
	Title:	Chief Executive Officer

ACCEPTED AND AGREED:
NEOLYNC HOLDINGS LTD

By	/s/ Ruvi Shaibel
	Name:	Ruvi Shaibel
	Title:	Authorized Representative